UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2025

FB Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42380	99-1859402
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana		70130
(Address of Principal Executive Offices)		(Zip Code)

(504) 569-8640
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock	FBLA	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 31, 2025, Fidelity Bank, New Orleans, Louisiana (“Fidelity Bank”), the bank subsidiary of FB Bancorp, Inc. (NASDAQ: FBLA) (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with First Federal Bank, Lake City, Florida (“First Federal Bank”), pursuant to which Fidelity Bank agreed to the sale of certain assets of its NOLA division (“NOLA”) to First Federal Bank (“Asset Purchase”). Pursuant to the terms of the Purchase Agreement, at the closing of the Asset Purchase, which is anticipated to occur in the first quarter of 2026, First Federal Bank will pay an amount equal to: (a) the net book value (determined in accordance with GAAP) of the owned tangible personal property as of the end of the month immediately preceding the closing date; (b) an amount equal to Fidelity’ Banks security deposits, if any, on the real property leases; (c) an amount equal to the prepaid expenses as of the closing date; and (d) an amount equal to $1,000, such amount representing the agreed-upon value of NOLA’s intellectual property transferred or assigned by Fidelity Bank to First Federal Bank.
The Purchase Agreement contains customary representations and warranties regarding the parties.  The proposed transaction is subject to customary closing conditions.  In addition, the Company and Fidelity Bank have agreed to certain non-competition, non-interference and non-solicitation restrictions.
The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the proposed transaction and the Company’s business plans and prospects. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company or the effects of the proposed transaction to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, deposit flows and the cost of funds, demand for loan products, changes in legislation or regulatory requirements, our effectiveness at achieving stated goals and strategies, difficulties in achieving operating efficiencies, and as to the sale of NOLA, the risk that the proposed transaction will not close when expected or at all because conditions to the closing are not satisfied on a timely basis or at all. Certain risks and uncertainties are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise, except as may be required by applicable law or regulation.

Item 8.01 Other Events.

On January 5, 2026, Fidelity Bank and First Federal Bank issued a joint press release announcing the execution of the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement as of December 31, 2025, by and between First Federal Bank and Fidelity Bank*

99.1	Joint Press Release issued by Fidelity Bank and First Federal Bank on January 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.
DATE: January 5, 2026	By:	/s/ Christopher S. Ferris
Christopher S. Ferris
President and Chief Executive Officer